UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 28, 2009

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-72097	74-2897368
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida (Address of principal executive offices)	33913 (Zip Code)

(239) 768-0600
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 28, 2009, the Board of Directors of NeoGenomics, Inc. (the “Company”) has appointed Douglas M. VanOort, age 53, to the position of Chief Executive Officer.  Mr. VanOort previously held the position of Executive Chairman and Interim Chief Executive Officer of the Company from March 16, 2009 until October 28, 2009.  Mr. VanOort also serves as the Chairman of the Company’s Board of Directors. Since 2004, Mr. VanOort has served as a General Partner and an Operating Partner of Summer Street Capital Partners, LLC, a private equity firm.  Since 2000, Mr. VanOort has also served as a Founding Partner and General Partner of Conundrum Capital Partners, LLC, a management advisory and investment firm.  In addition, since 2000, Mr. VanOort has served as the Chairman, Co-Founder and Co-Owner of Vision Ace Hardware, LLC, a retail hardware chain.  Mr. VanOort is a graduate of Bentley College.

On October 28, 2009, the Company entered into an Amended and Restated Employment Agreement with Mr. VanOort (the “Employment Agreement”) to employ Mr. VanOort in the capacity of Chief Executive Officer.  The Employment Agreement provides for an initial employment term from March 16, 2009 through March 16, 2013, which initial term automatically renews for one year periods.  Mr. VanOort will receive a salary of $325,000 per year.  Mr. VanOort is also eligible to receive an annual cash bonus based on the achievement of certain performance metrics pursuant to the Company’s Management Incentive Plan.  Mr. VanOort’s target bonus under such plan is 60% of his base salary (the “Target Bonus”), however, Mr. VanOort could be eligible to receive up to 150% of the Target Bonus in the event that the Company’s and/or Mr. VanOort’s performance exceeds the thresholds set for the Target Bonus.  Mr. VanOort is also entitled to participate in all of the Company’s employee benefit plans at the Company’s expense and any other benefit programs established for officers of the Company. The Employment Agreement provides that Mr. VanOort will render at least 75% of his working time and attention to the Company.

Mr. VanOort was previously granted an option pursuant to the terms of the Employment Agreement to purchase 1,000,000 shares of the Company’s common stock under the Company’s Amended and Restated Equity Incentive Plan (the “Amended Plan”).  The exercise price of such option is $0.80 per share.  500,000 shares of common stock subject to the option will vest according to the following schedule (i) 200,000 shares will vest on March 16, 2010 (provided that if Mr. VanOort’s employment is terminated by the Company without “cause” then the pro rata portion of such 200,000 shares up until the date of termination shall vest); (ii) 12,500 shares will vest each month beginning on April 16, 2010 until March 16, 2011; (iii) 8,000 shares will vest each month beginning on April 16, 2011 until March 16, 2012 and (iv) 4,500 shares will vest each month beginning on April 16, 2012 until March 16, 2013.  500,000 shares of common stock subject to the option will vest based on the achievement of certain performance metrics by the Company.  Any unvested portion of the option described above shall vest in the event of a change of control of the Company.

The Company may terminate the Employment Agreement and discharge Mr. VanOort for “Cause” (as defined in the Employment Agreement).  If Mr. VanOort was terminated for Cause, he would be entitled to receive his accrued and unpaid salary, bonus and other benefits through the termination date.

The Company may also terminate the Employment Agreement and discharge Mr. VanOort without Cause.  If the Company terminates Mr. VanOort without Cause for any reason, then the Company agreed that (i) as severance it would continue to pay Mr. VanOort’s base salary and benefits for twelve (12) months from the date of the notice of termination and (ii) it would pay to Mr. VanOort at the next such time that annual bonuses are paid by the Company to employees generally, the pro rata portion of any bonus that would be due for the year in which the termination occurs up to the date of written notice of termination.  In addition, the pro rata portion of any unvested time-based options up until the date of notice of termination that are due to vest in the year or month of termination would vest.

Mr. VanOort may terminate his employment upon giving sixty (60) days written notice to the Company.  Upon such a termination, Mr. VanOort would be entitled to any accrued but unpaid salary and other benefits up to and including the date of termination and the pro rata portion of any unvested time-based options up until the date of separation that are due to vest in the year or month of separation would vest.

The Employment Agreement may also be terminated upon the disability of Mr. VanOort or Mr. VanOort’s death.  In the event of a termination due to disability or death, then the Company would be required to pay Mr. VanOort’s accrued and unpaid base salary, bonus and other benefits through the termination date.  In addition, a pro rata portion of any unvested time-based options upon the date of termination that were due to vest in the year or month of Mr. VanOort’s termination would vest.

The Company previously reported pursuant to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2009 that on March 16, 2009, the Douglas M. VanOort Living Trust entered into a Subscription Agreement (the “Subscription Agreement”) pursuant to which the Douglas M. VanOort Living Trust purchased 625,000 shares of the Company’s common stock at a purchase price of $0.80 per share (the “Subscription Shares”).  The Subscription Shares are subject to a two year lock-up that restricts the transfer of the Subscription Shares; provided, however, that such lock-up shall expire in the event that the Company terminates Mr. VanOort’s employment.  The Subscription Agreement also provides for certain piggyback registration rights with respect to the Subscription Shares.  On March 16, 2009, the Company and Mr. VanOort also entered into a Warrant Agreement (the “Warrant Agreement”) pursuant to which Mr. VanOort may purchase up to 625,000 shares of the Company’s common stock (subject to vesting).

A copy of the press release announcing, among other things, Mr. VanOort’s appointment as Chief Executive Officer is attached hereto as Exhibit 99.1.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement a copy of which is filed as an exhibit to this report.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

10.1	Amended and Restated Employment Agreement dated October 28, 2009 between NeoGenomics, Inc. and Douglas M. VanOort

99.1	Press Release of NeoGenomics, Inc. dated October 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/Steven C. Jones
Steven C. Jones
Acting Principal Financial Officer

Date: November 3, 2009

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement dated October 28, 2009 between NeoGenomics, Inc. and Douglas M. VanOort

99.1	Press Release of NeoGenomics, Inc. dated October 29, 2009